UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective June 15, 2022 (the “Separation Date”), Tushar Shah, M.D.’s employment with Liquidia Corporation, a Delaware corporation (the “Company”) as the Company’s Chief Medical Officer terminated.

On June 28, 2022, the Company, through Liquidia Technologies, Inc. (“LTI”), a wholly owned subsidiary of the Company, and Dr. Shah entered into a Severance Agreement and General Release (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, Dr. Shah’s employment ceased on the Separation Date and Dr. Shah will receive the following “Severance Benefits” (as defined in that certain Executive Employment Agreement, dated as of May 18, 2020, by and between LTI and Dr. Shah (the “Employment Agreement”)), as further described in the Severance Agreement: (i) an amount equal to Dr. Shah’s current base salary for nine (9) months (the “Severance Period”), less all applicable withholdings and deductions, paid in equal installments beginning on LTI’s first regularly scheduled payroll date following the Release Effective Date (as defined below); and (ii) payment of the employer portion of the premiums required to continue Dr. Shah’s group health care coverage under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that Dr. Shah timely elects to continue coverage under COBRA, until the earliest of (A) the close of the Severance Period, (B) the expiration of Dr. Shah’s eligibility for the continuation coverage under COBRA, or (C) the date when Dr. Shah becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

As consideration for the Severance Benefits, Dr. Shah agreed to a customary general release and has agreed not to sue or to disparage the Company. In accordance with applicable law, Dr. Shah may revoke the Severance Agreement at any time during the seven days following the execution of the Severance Agreement (the “Release Effective Date”), in which case he will not be entitled to the payments provided in the Severance Agreement.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the complete terms and conditions of the Severance Agreement included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

10.1	Severance Agreement and General Release, dated as of June 28, 2022, by and between Liquidia Technologies, Inc. and Tushar Shah, M.D.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2022	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer